SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: June 1, 2006
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

On June 23, 2006, we issued a press release announcing certain changes to our executive positions, effective as of June 1, 2006. We appointed Laird Laabs to the newly-created position of Chief Marketing Officer of our company. Mr. Laabs simultaneously resigned from his current position as President of our company.

Thomas Muniz was appointed to the position of President to fill the vacancy created by Mr. Laabs. Mr. Muniz will assume the duties of President of our company in addition to his current duties as Chief Operating Officer.

The material terms of our employment agreements with Mr. Laabs and Mr. Muniz will not change as a result of the above-described changes in their respective positions. The biographical information of each of Mr. Laabs and Mr. Muniz required by this Item is set forth below.

Effective as of June 9, 2006, Ms. Beverley Patterson resigned from her position as Vice President of Finance and Administration of our company.

Laird Laabs.
Mr. Laabs has served as our President since June 30, 2005. Mr. Laabs was a co-founder of Impart, Inc., our wholly owned-subsidiary (“Impart Inc.”). From its incorporation in 1984 until we acquired Impart Inc. in June 2005, Mr. Laabs served as a director and an executive officer of Impart Inc. Since 2004, he served as its President. From 1995 until we acquired it in June 2005, Mr. Laabs has also served as Vice President and a director of Media SideStreet Corporation (“MSSC”), a company that provides subscription-based media content. Mr. Laabs is a graduate of Arizona State University.

Thomas Muniz.
Mr. Muniz has served as our Chief Operating Officer since June 30, 2005. In addition, Mr. Muniz served as Impart Inc.’s Chief Operating Officer and Chief Technology Officer since 2003. He was also a co-founder of MSSC and served as its President and was a director of MSSC until we acquired it in 2005. He has over 24 years of experience in the high technology, multimedia industry. Mr. Muniz holds a bachelor degree in electrical engineering from Michigan’s Lawrence Institute of Technology.

SECTION 7 - CORPORATE GOVERNANCE AND MAINTENANCE

Item 7.01.	Regulation FD Disclosure

On June 23, 2006, we issued a press release announcing changes to our executive management as set forth in Item 5.02 above. A copy of such press release is attached hereto as Exhibit 99.1.

The information contained in the accompanying press releases is being furnished pursuant to “Item 7.01 Regulation FD.” The information contained in the accompanying press release shall not be incorporated by reference into any filing of our company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in the press release attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

99.1	Press Release of Impart Media Group, Inc. dated June 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: June 26, 2006	By:	/s/ Joseph Martinez
Joseph Martinez
Chief Executive Officer

EXHIBIT INDEX

Number	Documents

99.1	Press Release of Impart Media Group, Inc., dated as of June 23, 2006.